As filed with the Securities and Exchange Commission on April 26, 2006

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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     Information Required in Proxy Statement

                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
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                         CALIFORNIA INVESTMENT TRUST II
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
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                         CALIFORNIA INVESTMENT TRUST II
                               EQUITY INCOME FUND
                        44 MONTGOMERY STREET, SUITE 2100
                             SAN FRANCISCO, CA 94104

April 27, 2006

Dear Shareholder:

The Schedule to Appendix B of the Proxy Statement contained an error in the presentation of breakpoints in Trust II. A corrected Schedule is as follows.

                                   Schedule A

                                  FEE SCHEDULE

Each Fund shall pay to the Adviser, as full compensation for all specifically identified administrative and investment management and advisory services furnished or provided to that Fund, pursuant to the Investment Advisory Agreement, a management fee based upon the Fund's average daily net assets at the following per annum rates:

U.S. Government         0.50% of the value of the average daily net assets up to
Securities Fund         and including assets of $100 million; plus 0.45% of the
                        average daily net assets over $100 million up to and including $500 million; plus 0.40% of the average daily net assets over $500 million.

The United States       0.50% of the value of the average daily net assets up to
Treasury Trust          and including assets of $100 million; plus 0.45% of the
                        average daily net assets over $100 million up to and including $500 million; plus 0.40% of the average daily net assets over $500 million.

Short-Term U.S.         0.50% of the value of the average daily net assets up to
Government Bond         and including assets of $500 million; plus 0.45% of the
Fund                    average daily net assets over $500 million up to and
                        including $1 billion; plus 0.40% of the average daily net assets over $1 billion.

S&P 500 Index Fund      0.25% of the value of the average daily net assets.

S&P MidCap Index        0.40% of the value of the average daily net assets.
Fund

S&P SmallCap Index      0.50% of the value of the average daily net assets up to
Fund                    and including assets of $500 million; plus 0.45% of the
                        average daily net assets over $500 million up to and including $1 billion; plus 0.40% of the average daily net assets over $1 billion.

NASDAQ-100 Index        0.50% of the value of the average daily net assets up to
Fund                    and including assets of $500 million; plus 0.45% of the
                        average daily net assets over $500 million up to and including $1 billion; plus 0.40% of the average daily net assets over $1 billion.

European Growth &       0.85% of the value of the average daily net assets.
Income Fund

Equity Income Fund      0.50% of the value of the average daily net assets up to
                        and including assets of $500 million; plus 0.45% of the average daily net assets over $500 million up to and including $1 billion; plus 0.40% of the average daily net assets over $1 billion.

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                                 FEE LIMITATIONS

California Investment Trust Funds: To the extent that the gross operating costs and expenses of each Fund (excluding any extraordinary expenses, such as litigation) exceed 1.00% (or 1.50% for Class K shares) of that Fund's average daily net asset value for any one fiscal year, the Adviser shall reimburse that Fund for the amount of such excess expenses.